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                                                                     EXHIBIT 5.1


                   [CAMHY KARLINSKY & STEIN LLP LETTERHEAD]




                                December    , 1996


Complete Business Solutions, Inc.
32605 West Twelve Road
Suite 250
Farmington Hills, Michigan  48334


                Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form S-1 to be filed by Complete Business Solutions, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The
Registration Statement relates to the offering of up to               shares
(the "Shares") of common stock (the "Common Stock").

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws and when the Underwriting Agreement, a form of which will be filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Common Stock, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.


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                    [CAMHY KARLINSKY & STEIN LLP LETTERHEAD]


Complete Business Solutions, Inc.
December 20, 1996
Page 2




     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.

                               Very truly yours,


                               /s/ Camhy Karlinsky & Stein LLP
                               --------------------------------
                               Camhy Karlinsky & Stein LLP

WED:dg
Enclosure